Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Results Summary
•Net income of $2.30 per diluted share
•Adjusted operating loss* of $0.56 per diluted share
•Premium growth of 4.5% over the prior-year quarter
•Deployed capital of $106 million into transactions
•Repurchased $50 million of shares
•Global estimated COVID-19 impacts1 of approximately $350 million on a pre-tax basis, or $3.95 per diluted share2

Full Year Results Summary
•Net income of $9.04 per diluted share
•Adjusted operating income* of $1.13 per diluted share
•Premium growth of 7.0% over the prior year
•Deployed capital of $543 million into transactions
•Repurchased $96 million of shares
•Global estimated COVID-19 impacts1 of approximately $1.4 billion on a pre-tax basis, or $15.20 per diluted share2

ST. LOUIS, February 3, 2022 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported fourth quarter net income of $156 million, or $2.30 per diluted share, compared with net income of $132 million, or $1.94 per diluted share, in the prior-year quarter. Adjusted operating loss* totaled $38 million, or $0.56 per diluted share, compared with adjusted operating income of $81 million, or $1.19 per diluted share, the year before. Adjusted operating loss excludes the impacts of the release of an uncertain tax liability and related interest expense. Net foreign currency fluctuations had an adverse effect of $0.02 per diluted share on net income and $0.01 per diluted share on adjusted operating loss as compared with the prior year.

1 COVID-19 impact estimates include mortality and morbidity claims of approximately $351 million with offsetting impacts from longevity of approximately $1 million in the quarter, mortality and morbidity claims of approximately $1.4 billion with offsetting impacts from longevity of approximately $54 million in the full year.
2 Tax effected at 24%.

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	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2021	2020	2021	2020
Net premiums	$3,407	$3,260	$12,513	$11,694
Net income	156	132	617	415
Net income per diluted share	2.30	1.94	9.04	6.31
Adjusted operating income (loss)*	(38)	81	77	496
Adjusted operating income (loss) per diluted share*	(0.56)	1.19	1.13	7.54
Book value per share	193.75	211.19
Book value per share, excluding accumulated other comprehensive income (AOCI)*	139.53	132.33
Total assets	92,175	84,656

*	See ‘Use of Non-GAAP Financial Measures’ below

Full-year net income totaled $617 million, or $9.04 per diluted share, compared with $415 million, or $6.31 per diluted share in 2020. Adjusted operating income for the full year totaled $77 million, or $1.13 per diluted share, compared with $496 million, or $7.54 per diluted share the year before. Net foreign currency fluctuations had a favorable effect of $0.17 per diluted share on net income and $0.04 per diluted share on adjusted operating income as compared with the prior year. Net premiums totaled $12.5 billion, increasing 7% in 2021. Full-year premiums reflected favorable foreign currency effects of $250 million.

In the fourth quarter, consolidated net premiums totaled $3.4 billion, an increase of 4.5% over last year’s fourth quarter, with an adverse net foreign currency effect of $3 million. Compared with the year-ago period, excluding spread-based businesses and the value of associated derivatives, fourth quarter investment income increased 18%, reflecting a 5% higher average asset balance and strong variable investment income. Average investment yield increased to 4.70% in the fourth quarter from 4.20% in the prior year, primarily due to higher variable investment income.

The effective tax rate for the quarter and full year was a 176.3% benefit and a 10.6% expense, respectively, on pre-tax income, compared with the expected range of 23% to 24%. The income tax benefit for the quarter and low effective tax rate for the year is primarily due to the release of an uncertain tax liability. This reduction to tax expense was partially offset with an increase in tax expense on income earned in high tax jurisdictions.

The effective tax rate for the quarter was a 5.2% expense on the adjusted operating loss, compared with the expected range of 23% to 24%. The income tax expense on the pre-tax loss is primarily due to income earned in high tax jurisdictions and losses incurred in lower tax jurisdictions. The effective tax rate for the full year was a 36.2% expense on adjusted operating income, compared with the expected range of 23% to 24%. The income tax expense was higher than expected due to the jurisdictional mix of earnings.

Anna Manning, President and Chief Executive Officer, commented, “Our fourth quarter was impacted by a meaningful level of COVID-19 mortality claims. Beyond the effect of COVID-19, our results were strong, as a number of our businesses performed well. We continue to see good new business activity both in our organic business and in the pipeline for in-force transactions.

“On the capital front, we deployed $106 million into in-force transactions and repurchased $50 million of common shares. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.3 billion.”
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SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Net premiums	$1,697	$1,591	$6,244	$5,838
Pre-tax loss	(211)	(92)	(540)	(298)
Pre-tax adjusted operating loss	(215)	(89)	(546)	(287)

Quarterly Results
•Quarterly results reflected total segment COVID-19 claim costs of approximately $276 million, as well as excess individual mortality claims believed to be directly or indirectly related to COVID-19.
•U.S. Individual Health results reflected favorable experience.
•Strong variable investment income due to increases in income from real estate joint ventures.

Full-year Results
•Full-year results reflected total segment COVID-19 claim costs of approximately $852 million, as well as excess individual mortality claims believed to be directly or indirectly related to COVID-19.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Asset-Intensive:
Pre-tax income	$93	$96	$422	$201
Pre-tax adjusted operating income	73	70	341	253
Capital Solutions:
Pre-tax income	25	23	93	94
Pre-tax adjusted operating income	25	23	93	94

Quarterly Results
•Asset-Intensive results for the quarter were strong due to favorable overall experience and variable investment income.
•Capital Solutions results for the quarter were in line with expectations.

Full-year Results
•Full-year Asset-Intensive results were very strong due to favorable overall experience, variable investment income, and fees associated with executed transactions.
•Full-year Capital Solutions results were in line with expectations.

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Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Net premiums	$324	$284	$1,194	$1,052
Pre-tax income	28	37	128	134
Pre-tax adjusted operating income	29	35	130	140

•Foreign currency exchange rates had a favorable effect of $10 million on net premiums for the quarter and a favorable effect of $76 million for the full year.

Quarterly Results
•Quarterly results reflected unfavorable individual life mortality experience, including COVID-19 claim costs of $10 million.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income for the quarter.

Full-year Results
•Full-year results reflected unfavorable individual life mortality experience, mostly attributable to COVID-19 claim costs of $60 million, partially offset by favorable Group, Creditor and Living Benefits.
•Foreign currency exchange rates had a favorable effect of $6 million on pre-tax income and pre-tax adjusted operating income for the full year.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Pre-tax income	$5	$8	$15	$21
Pre-tax adjusted operating income	5	8	15	21

Quarterly Results
•Quarterly results reflected favorable longevity experience.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax results and an immaterial effect on pre-tax adjusted operating results for the quarter.

Full-year Results
•Full-year results were in line with expectations.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax results and pre-tax adjusted operating results for the full year.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Net premiums	$435	$442	$1,738	$1,555
Pre-tax income (loss)	(68)	(13)	(239)	27
Pre-tax adjusted operating income (loss)	(68)	(13)	(239)	27

•Foreign currency exchange rates had an immaterial effect on net premiums for the quarter and a favorable effect of $95 million for the full year.

Quarterly Results
•Quarterly results reflected approximately $61 million of COVID-19 claim costs, driven primarily by experience in South Africa and the U.K., as well as excess mortality claims in South Africa believed to be directly or indirectly related to COVID-19.
•Foreign currency exchange rates had an immaterial effect on pre-tax loss and pre-tax adjusted operating loss for the quarter.

Full-year Results
•Full-year results reflected unfavorable mortality experience, with $266 million of COVID-19 claim costs, primarily driven by experience in South Africa and the U.K.
•Foreign currency exchange rates had an adverse effect of $23 million on pre-tax loss and pre-tax adjusted operating loss for the full year.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Pre-tax income	$75	$38	$303	$258
Pre-tax adjusted operating income	70	41	257	242

Quarterly Results
•Quarterly results reflected favorable longevity experience.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax income and pre-tax adjusted operating income for the quarter.

Full-year Results
•Full-year results reflected favorable longevity experience.
•Foreign currency exchange rates had a favorable effect of $21 million on pre-tax income and $18 million on pre-tax adjusted operating income for the full year.

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Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Net premiums	$773	$785	$2,624	$2,681
Pre-tax income (loss)	57	25	(10)	174
Pre-tax adjusted operating income (loss)	57	25	(10)	174

•Foreign currency exchange rates had an adverse effect of $13 million on net premiums for the quarter and a favorable effect of $52 million for the full year.

Quarterly Results
•Quarterly results reflected favorable underwriting experience, absorbing $4 million of COVID-19 claim costs.
•Australia reported a small profit for the quarter.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income for the quarter.

Full-year Results
•Full-year results reflected unfavorable underwriting experience, with $238 million of COVID-19 claim costs, primarily driven by experience in India.
•Australia reported break even results for the full year.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax loss and pre-tax adjusted operating loss for the full year.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Net premiums	$52	$40	$218	$180
Pre-tax income	33	48	98	59
Pre-tax adjusted operating income	29	23	93	54

Quarterly Results
•Quarterly results reflected favorable experience and growth in new business.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income for the quarter.

Full-year Results
•Full-year results were very strong, reflecting favorable experience and growth in new business.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and $2 million on pre-tax adjusted operating income for the full year.

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Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2021	2020	2021	2020
Pre-tax income (loss)	$20	$(1)	$421	$(117)
Pre-tax adjusted operating loss	(41)	(24)	(13)	(91)

Quarterly Results
•Fourth quarter pre-tax income reflected investment related realized and unrealized gains and an interest benefit related to the release of an uncertain tax liability.
•Fourth quarter pre-tax adjusted operating loss was higher than the quarterly average run rate, primarily due to higher general expenses.

Full-year Results
•Full-year pre-tax income reflected a one-time adjustment of $162 million recorded in the first quarter associated with prior periods, which includes $92 million to correct the accounting for equity method limited partnerships to reflect unrealized gains in investment income that were previously reflected in accumulated other comprehensive income, and $70 million reflected in investment related gains/losses associated with unrealized gains on cost method limited partnerships. Full-year pre-tax income also reflected gains on the sale of investments and additional unrealized gains on limited partnership investments.
•Full-year pre-tax adjusted operating loss, when adjusted for the one-time adjustment of $92 million made in the first quarter discussed above, was in line with the average run rate.

Dividend Declaration

Effective February 3, 2022, the board of directors declared a regular quarterly dividend of $0.73, payable March 1, 2022, to shareholders of record as of February 15, 2022.

Earnings Conference Call

A conference call to discuss fourth quarter results will begin at 10 a.m. Eastern Time on Friday, February 4. Interested parties may access the call by dialing 800-458-4121 (domestic) or 323-794-2093 (international). The access code is 8471094. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
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tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.5 trillion of life reinsurance in force and assets of $92.2 billion as of December 31, 2021. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future
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developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate
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information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended December 31,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$156	$2.30	$132	$1.94
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(24)	(0.36)	9	0.12
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(0.01)	8	0.12
Embedded derivatives:
Included in investment related gains/losses, net	(39)	(0.57)	(86)	(1.26)
Included in interest credited	(8)	(0.12)	(4)	(0.06)
DAC offset, net	21	0.31	17	0.25
Investment (income) loss on unit-linked variable annuities	(4)	(0.06)	(11)	(0.16)
Interest credited on unit-linked variable annuities	4	0.06	11	0.16
Interest expense on uncertain tax positions	(27)	(0.40)	2	0.03
Non-investment derivatives and other	4	0.06	(1)	(0.01)
Uncertain tax positions and other tax related items	(120)	(1.77)	4	0.06
Adjusted operating income (loss)	$(38)	$(0.56)	$81	$1.19

(Unaudited)	Twelve Months Ended December 31,
	2021		2020
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$617	$9.04	$415	$6.31
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(338)	(4.94)	(6)	(0.10)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(4)	(0.06)	3	0.05
Embedded derivatives:
Included in investment related gains/losses, net	(79)	(1.16)	43	0.65
Included in interest credited	(36)	(0.53)	16	0.24
DAC offset, net	30	0.44	(6)	(0.09)
Investment (income) loss on unit-linked variable annuities	(3)	(0.04)	(9)	(0.14)
Interest credited on unit-linked variable annuities	3	0.04	9	0.14
Interest expense on uncertain tax positions	(21)	(0.31)	9	0.14
Non-investment derivatives and other	(2)	(0.03)	1	0.02
Uncertain tax positions and other tax related items	(90)	(1.32)	21	0.32
Adjusted operating income	$77	$1.13	$496	$7.54
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2021			Twelve Months Ended December 31, 2021
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income (loss)	$57	$(99)	(176.3)%	$691	$74	10.6%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(31)	(7)		(429)	(91)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	—		(5)	(1)
Embedded derivatives:
Included in investment related gains/losses, net	(49)	(10)		(100)	(21)
Included in interest credited	(9)	(1)		(45)	(9)
DAC offset, net	26	5		38	8
Investment (income) loss on unit-linked variable annuities	(5)	(1)		(4)	(1)
Interest credited on unit-linked variable annuities	5	1		4	1
Interest expense on uncertain tax positions	(34)	(7)		(26)	(5)
Non-investment derivatives and other	5	1		(3)	(1)
Uncertain tax positions and other tax related items	—	120		—	90
Adjusted operating income (loss)	$(36)	$2	(5.2)%	$121	$44	36.2%
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Income before income taxes	$57	$169	$691	$553
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(31)	12	(429)	(8)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	10	(5)	4
Embedded derivatives:
Included in investment related gains/losses, net	(49)	(109)	(100)	54
Included in interest credited	(9)	(5)	(45)	20
DAC offset, net	26	21	38	(8)
Investment (income) loss on unit-linked variable annuities	(5)	(13)	(4)	(11)
Interest credited on unit-linked variable annuities	5	13	4	11
Interest expense on uncertain tax positions	(34)	2	(26)	11
Non-investment derivatives and other	5	(1)	(3)	1
Pre-tax adjusted operating income (loss)	$(36)	$99	$121	$627
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(211)	$—		$(4)		$(215)
Financial Solutions:
Asset-Intensive	93	30	(1)	(50)	(2)	73
Capital Solutions	25	—		—		25
Total U.S. and Latin America	(93)	30		(54)		(117)
Canada Traditional	28	1		—		29
Canada Financial Solutions	5	—		—		5
Total Canada	33	1		—		34
EMEA Traditional	(68)	—		—		(68)
EMEA Financial Solutions	75	(5)		—		70
Total EMEA	7	(5)		—		2
Asia Pacific Traditional	57	—		—		57
Asia Pacific Financial Solutions	33	(4)		—		29
Total Asia Pacific	90	(4)		—		86
Corporate and Other	20	(61)		—		(41)
Consolidated	$57	$(39)		$(54)		$(36)
(1)Asset-Intensive is net of $22 DAC offset.
(2)Asset-Intensive is net of $4 DAC offset.

(Unaudited)	Three Months Ended December 31, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(92)	$—		$3		$(89)
Financial Solutions:
Asset-Intensive	96	72	(1)	(98)	(2)	70
Capital Solutions	23	—		—		23
Total U.S. and Latin America	27	72		(95)		4
Canada Traditional	37	(2)		—		35
Canada Financial Solutions	8	—		—		8
Total Canada	45	(2)		—		43
EMEA Traditional	(13)	—		—		(13)
EMEA Financial Solutions	38	3		—		41
Total EMEA	25	3		—		28
Asia Pacific Traditional	25	—		—		25
Asia Pacific Financial Solutions	48	(25)		—		23
Total Asia Pacific	73	(25)		—		48
Corporate and Other	(1)	(23)		—		(24)
Consolidated	$169	$25		$(95)		$99
(1)Asset-Intensive is net of $2 DAC offset.
(2)Asset-Intensive is net of $19 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Twelve Months Ended December 31, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(540)	$—		$(6)		$(546)
Financial Solutions:
Asset-Intensive	422	(2)	(1)	(79)	(2)	341
Capital Solutions	93	—		—		93
Total U.S. and Latin America	(25)	(2)		(85)		(112)
Canada Traditional	128	2		—		130
Canada Financial Solutions	15	—		—		15
Total Canada	143	2		—		145
EMEA Traditional	(239)	—		—		(239)
EMEA Financial Solutions	303	(46)		—		257
Total EMEA	64	(46)		—		18
Asia Pacific Traditional	(10)	—		—		(10)
Asia Pacific Financial Solutions	98	(5)		—		93
Total Asia Pacific	88	(5)		—		83
Corporate and Other	421	(434)		—		(13)
Consolidated	$691	$(485)		$(85)		$121
(1)Asset-Intensive is net of $(22) DAC offset.
(2)Asset-Intensive is net of $60 DAC offset.

(Unaudited)	Twelve Months Ended December 31, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(298)	$—		$11		$(287)
Financial Solutions:
Asset-Intensive	201	11	(1)	41	(2)	253
Capital Solutions	94	—		—		94
Total U.S. and Latin America	(3)	11		52		60
Canada Traditional	134	6		—		140
Canada Financial Solutions	21	—		—		21
Total Canada	155	6		—		161
EMEA Traditional	27	—		—		27
EMEA Financial Solutions	258	(16)		—		242
Total EMEA	285	(16)		—		269
Asia Pacific Traditional	174	—		—		174
Asia Pacific Financial Solutions	59	(5)		—		54
Total Asia Pacific	233	(5)		—		228
Corporate and Other	(117)	26		—		(91)
Consolidated	$553	$22		$52		$627
(1)Asset-Intensive is net of $14 DAC offset.
(2)Asset-Intensive is net of $(22) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Earnings per share from net income:
Basic earnings per share	$2.32	$1.95	$9.10	$6.35
Diluted earnings per share (1)	$2.30	$1.94	$9.04	$6.31

Diluted earnings per share from adjusted operating income (1)	$(0.56)	$1.19	$1.13	$7.54
Weighted average number of common and common equivalent shares outstanding	67,930	68,378	68,286	65,835
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At December 31,
	2021	2020
Treasury shares	18,140	17,354
Common shares outstanding	67,171	67,957
Book value per share outstanding	$193.75	$211.19
Book value per share outstanding, before impact of AOCI	$139.53	$132.33

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At December 31,
	2021	2020
Book value per share outstanding	$193.75	$211.19
Less effect of AOCI:
Accumulated currency translation adjustments	(0.13)	(1.02)
Unrealized appreciation of securities	55.09	80.94
Pension and postretirement benefits	(0.74)	(1.06)
Book value per share outstanding, before impact of AOCI	$139.53	$132.33

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Add Fifteen

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended December 31, 2021:	Average Equity
Stockholders' average equity	$13,157
Less effect of AOCI:
Accumulated currency translation adjustments	(37)
Unrealized appreciation of securities	4,030
Pension and postretirement benefits	(68)
Stockholders' average equity, excluding AOCI	$9,232

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended December 31, 2021:	Income
Net Income	$617	4.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(365)
Change in fair value of embedded derivatives	(115)
Deferred acquisition cost offset, net	30
Tax expense on uncertain tax positions	(90)
Adjusted operating income	$77	0.8%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Net premiums	$3,407	$3,260	$12,513	$11,694
Investment income, net of related expenses	771	682	3,138	2,575
Investment related gains (losses), net	88	105	560	(33)
Other revenue	93	96	447	360
Total revenues	4,359	4,143	16,658	14,596
Benefits and expenses:
Claims and other policy benefits	3,482	3,181	12,776	11,075
Interest credited	159	175	700	704
Policy acquisition costs and other insurance expenses	406	349	1,416	1,261
Other operating expenses	253	222	936	816
Interest expense	(2)	44	127	170
Collateral finance and securitization expense	4	3	12	17
Total benefits and expenses	4,302	3,974	15,967	14,043
Income before income taxes	57	169	691	553
Provision for income taxes	(99)	37	74	138
Net income (loss)	$156	$132	$617	$415
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